EXHIBIT 10.4.8


                   AMENDED AND RESTATED REVOLVING CREDIT NOTE
                   ------------------------------------------

$2,000,000.00                                              Boston, Massachusetts
                                                                 August 29, 1997

         FOR VALUE RECEIVED, the undersigned, BITSTREAM INC., a Delaware corporation (the "Borrower") promises to pay to BANKBOSTON, N.A., a national banking association (the "Bank") the principal amount of Two Million Dollars ($2,000,000.00) or such lesser principal amount as shall represent the unpaid principal balance of all revolving credit loans made by the Bank to the Borrower pursuant to the Credit Agreement (hereinafter defined) and noted on the records of the Bank, such payment to be made as hereinafter provided, together with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount hereof until paid in full.

         The entire unpaid principal (not at the time overdue) of this Note shall bear interest at the rate or rates from time to time in effect under the Credit Agreement. Accrued interest on the unpaid principal under this Note shall be payable on the dates specified in the Credit Agreement.

         In no event shall the aggregate outstanding principal amount of the revolving credit loans at any time exceed the Maximum Available Revolving Credit Funds (as defined in the Credit Agreement), as the amount of Maximum Available Revolving Credit Funds is reduced from time to time pursuant to the terms hereof or pursuant to the terms of the Credit Agreement. Accordingly, upon any such reduction in the Maximum Available Revolving Credit Funds, the Borrower agrees to repay so much of the revolving credit loans as may be necessary so that the aggregate outstanding principal amount of the revolving credit loans will not exceed the Maximum Available Revolving Credit Funds, as so reduced. On the earlier of (a) July 15, 1998, the date of the final maturity of this Note, or
(b) upon demand of the Bank, there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the holder hereof, the outstanding principal balance of this Note plus all accrued but unpaid interest hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

         All payments under this Note shall be made to the Bank at 100 Federal Street, Boston, Massachusetts 02110 (or at such other place as the Bank may designate from time to time


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in  writing)  in lawful  money of the United  States of  America in  immediately available funds. The Borrower may prepay this Note in whole or in part at any time without premium or penalty. Amounts so paid and other amounts may be borrowed and reborrowed by the Borrower hereunder from time to time as provided in the Credit Agreement.

         This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of a certain Credit Agreement dated as of July 14, 1995, as amended by a certain First Amendment to Credit Agreement dated August 29, 1997 by and between the Borrower and the Bank (herein, as the same may from time to time be further amended or extended, referred to as the "Credit Agreement"). Neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as herein provided.

         Upon an Event of Default, as defined in the Credit Agreement, the aggregate unpaid balance of principal plus accrued interest may become or may be declared due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, notice of dishonor, protest and all demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence without notice.


         This Note is governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and is executed as a sealed instrument as of the date first above written.

WITNESS:                                    BITSTREAM INC.


                                            By: /s/ John Collins
                                               ------------------

                                            Name: John Collins
                                                 --------------

                                            Title: V.P. Engineering
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